UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

Jet.AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40725	93-2971741
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

(Address of principal executive offices)

(Registrant’s telephone number, including area code) (702) 747-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	JTAI	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	JTAIW	The Nasdaq Stock Market LLC

Merger Consideration Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $15.00 per share	JTAIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 27, 2024, Jet.AI Inc., a Delaware corporation (the “Company”) announced its commencement of an exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) pursuant to which the Company offered: (i) all holders of its outstanding redeemable warrants to purchase shares of Company common stock, par value $0.0001 per share (the “common stock”), which warrants trade on The Nasdaq Capital Market under the symbol “JTAIW” (the “redeemable warrants”), and private placement warrants to purchase shares of common stock (the “private placement warrants”), the opportunity to receive 0.3054 shares of common stock in exchange for each outstanding redeemable warrant or private placement warrant tendered by the holder and exchanged pursuant to the Offer; and (ii) all holders of its outstanding merger consideration warrants to purchase shares of common stock, which warrants trade on The Nasdaq Capital Market under the symbol “JTAIZ” (the “merger consideration warrants”; together with the redeemable warrants and the private placement warrants, the “warrants”), the opportunity to receive 1.0133 shares of common stock in exchange for each outstanding merger consideration warrant tendered by the holder and exchanged pursuant to the Offer. As disclosed on July 30, 2024, the Company was advised that 8,930,344 redeemable warrants (approximately 90.6% of the outstanding redeemable warrants), 5,760,000 private placement warrants (100% of the outstanding private placement warrants), and 5,029,657 merger consideration warrants (approximately 67.7% of the outstanding merger consideration warrants) were validly tendered and not validly withdrawn prior to the expiration of the Offer and the Consent Solicitation, which occurred at11:59 p.m., Eastern Time, on July 25, 2024.

As further previously disclosed, the Company also consummated the closing of the Consent Solicitation, pursuant to which the Company received the requisite approval to effect: (i) the amendment to that certain warrant agreement, dated August 21, 2021, by and between the Company (as successor to Oxbridge Acquisition Corp., our predecessor and a Cayman Islands exempted company) and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (the “2021 Warrant Agreement Amendment”), which governed the terms and conditions of the redeemable warrants and the private placement warrants; and (ii) the amendment to that certain warrant agreement, dated August 10, 2023, by and between the Company and CST (the “2023 Warrant Agreement Amendment”), which governed the terms and conditions of the merger consideration warrants.

On August 21, 2024, the Company and CST entered into the 2021 Warrant Agreement Amendment and the 2023 Warrant Agreement Amendment, in accordance with which the Company exercised its right to exchange each warrant that was outstanding upon the closing of the Offer for 10% fewer shares of common stock than each such warrant would have been exchanged for pursuant to the applicable exchange ratio in the Offer (such exchange, the “Post-Offer Exchange”). Pursuant to the Post-Offer Exchange, each outstanding redeemable warrant will be mandatorily exchanged for 0.24741 shares of common stock, and each outstanding merger consideration warrant will be mandatorily exchanged for 0.9120 shares of common stock. The Company has fixed the date for the Post-Offer Exchange as September 9, 2024, and expects to issue approximately 2.4 million shares of common stock in connection therewith, after which no warrants will remain outstanding. In lieu of issuing fractional shares in the Post-Offer Exchange, with respect to any holder of warrants who would otherwise have been entitled to receive fractional shares, the Company will, after aggregating all such fractional shares of such holder, round up to the nearest whole share of common stock and deliver to such holder a whole share in lieu of any fraction thereof.

The foregoing descriptions of the 2021 Warrant Agreement Amendment and the 2023 Warrant Agreement Amendment are qualified in their entirety by reference to the 2021 Warrant Agreement Amendment, which is filed hereto as Exhibit 10.1, and the 2023 Warrant Agreement Amendment, which is filed hereto as Exhibit 10.2, both of which are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

On August 23, 2024, the Company issued a press release announcing the Company’s entry into the 2021 Warrant Agreement Amendment and the 2023 Warrant Agreement Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected timing of the Offer, the Consent Solicitation, and the Post-Offer Exchange. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including, but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and Amendment No. 1 to the Registration Statement on Form S-4, filed on July 11, 2024, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute an offer to exchange or the solicitation of an offer to exchange or the solicitation of an offer to purchase any securities, nor shall there be any exchange or sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A Registration Statement on Form S-4 relating to the securities issued or to be issued in the Offer was declared effective by the Securities and Exchange Commission on July 22, 2024. The Offer and the Consent Solicitation were made only through the Schedule TO and Prospectus/Offer to Exchange, and the related letter of transmittal, and the complete terms and conditions of the Offer and the Consent Solicitation are set forth in the Schedule TO and Prospectus/Offer to Exchange, and the related letter of transmittal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No.1, dated as of August 21, 2024, to that certain Warrant Agreement, dated as of August 21, 2021, by and between Jet.AI Inc. and Continental Stock Transfer & Trust Company, as Warrant Agent.

10.2	Amendment No.1, dated as of August 21, 2024, to that certain Warrant Agreement, dated as of August 10, 2023, by and between Jet.AI Inc. and Continental Stock Transfer & Trust Company, as Warrant Agent.

99.1	Press Release of Jet.AI Inc., dated August 23, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JET.AI INC.

	By:	/s/ George Murnane
George Murnane
Interim Chief Financial Officer

August 23, 2024